UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2008

THE SERVICEMASTER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14762	36-3858106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee 38120
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a — 12 under the Exchange Act (17 CFR 240.14a — 12)

☐ Pre-commencement communications pursuant to Rule 14d — 2(b) under the Exchange Act (17 CFR 240.14d(b))

☐ Pre-commencement communications pursuant to Rule 13e — 4(c) under the Exchange Act (17 CFR 240.13e — 4(c))

The ServiceMaster Company is not required to file this Current Report on Form 8-K with the Securities and Exchange Commission, and is doing so on a voluntary basis.

Item 2.05. Costs Associated with Exit or Disposal Activities.

          As referenced in its Form 10-Q for the third quarter of 2007, The ServiceMaster Company (the “Company”) is engaged in a reorganization and restructuring of certain of its businesses and support functions (the “Restructuring”).  Among the purposes of the Restructuring is to eliminate layers and bureaucracy and simplify work processes in order to better align the Company’s work processes around its operational and strategic objectives.  It is expected that the Restructuring will be effected in phases.  The first phase involves, among other things, a reduction in workforce and various process improvements, including the closing of American Home Shield’s call center located in Santa Rosa, California.  The second phase is expected to include the outsourcing to third party vendors of various business activities that currently are handled internally, as well as other employee workforce reductions expected to result in cost-savings.  The first phase of the Restructuring is expected to be substantially complete in the first quarter of 2008, and the second phase is expected to begin implementation in the second half of 2008.

          In connection with the first phase of the Restructuring, the Company expects to incur incremental costs of approximately $12-$13 million pre-tax.  Such costs include lease termination costs and related asset writedowns related to closing the Santa Rosa call center of approximately $4 million; consulting fees, travel and miscellaneous costs of approximately $3 million; and severance costs of approximately $6 million.  In accordance with U. S. generally accepted accounting principles, the Company expects to recognize approximately $10-$11 million of these costs in 2007, with the remaining charges recognized by the end of 2008.   With the exception of approximately $1 million of asset writedowns related to the Santa Rosa call center, substantially all of these charges will be cash expenditures.

          In addition to these charges, the Company expects to record purchase price accounting adjustments in 2007 that will increase goodwill by approximately $17 million to $18 million related to change in control payments made to employees that were eligible to receive such payments as a result of being terminated following the completion of the sale of the Company in July 2007.  Adjustments of approximately $7 million were made in the third quarter of 2007.  The remaining adjustments are expected to be made in the fourth quarter of 2007.

          The Company expects that it will incur substantial additional incremental costs in order to implement the second phase of the Restructuring, but is currently unable to estimate the aggregate amount or timing of such charges or the anticipated related cash outlays.  If material, the Company intends to file an amendment to this Form 8-K to report the amount of incremental costs associated with the second phase of the Restructuring at such time as it is able to reasonably determine an estimate of such costs.

          Separate from the Restructuring, the Company disclosed in its Form 10-Q for the third quarter of 2007 that it was in the process of reorganizing certain aspects of its TruGreen LandCare operations (the “TruGreen Reorganization”).  As part of the TruGreen Reorganization, the Company reported a charge of $2.8 million in the third quarter of 2007.  Additional charges related to the TruGreen Reorganization of approximately $5 million and $1 million are expected to be recorded for the fourth quarter of 2007 and the year 2008, respectively.  These amounts, which primarily relate to severance and lease termination costs, are not included in any of the costs reported above for the Restructuring.  The TruGreen Reorganization is expected to be substantially completed during the first quarter of 2008.

          All of the actual and estimated dollar amounts indicated above are shown on a pre-tax basis.

          This report includes forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this report and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth strategies and the industries in which we operate as well as future restructurings and reorganizations, including the Restructuring, and any associated charges or savings.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual outcomes and performances, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results and outcomes to differ materially from those in the forward-looking statements, including those factors discussed in “Risk Factors” previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2006, as updated by our

Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.  Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements relating to our operations and business include, without limitation: (1) severance payments and related compensation items being different from estimated amounts due to changes in employees’ agreed termination dates or other terms of severance, (2) increased transition costs, including for retention bonuses or temporary employment, (3) litigation costs or costs associated with changes in law, (4) changes in estimates due to identification by the Company of additional cost-saving opportunities not previously contemplated, (5) disruption in the Company’s business associated with employee terminations, the closing of the Santa Rosa call center or the transition of certain key business operations to third party vendors as part of the second phase of the Restructuring and (6) a change in the Company’s business plan or restructuring priorities.  These forward looking statements speak only as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this report, except to the extent required by securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2008	THE SERVICEMASTER COMPANY

	By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President and Chief Financial Officer